SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                    CURRENT REPORT UNDER SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): October 29, 1998
                         Commission file number 0-10104




                             LA TEKO RESOURCES LTD.
             (Exact name of registrant as specified in its charter)



       BRITISH COLUMBIA, CANADA                      87-0483319
  -------------------------------------           --------------
    (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification No.)


        SUITE 500, 625 HOWE ST.
             VANCOUVER, B.C.                         V6C 2T6
  --------------------------------------          --------------
 (Address of principal executive offices)          (Zip code)


              Registrant's telephone number, including area code:
                                 (604) 688-0833



                                 NOT APPLICABLE
   (Former name, former address and formal fiscal year, if changes since last report)

                              ITEM 5: OTHER EVENTS


On October 29, La Teko Resources Ltd. ("La Teko") announced that Newmont Exploration Limited has reported that "gold extractions were exceptionally good" on metallurgical tests from the True North Joint Venture, located 18 miles northeast of Fairbanks, Alaska, in which Newmont is earning a 65% interest.

SUMMARY

Metallurgical testing was completed on bulk surface samples and large diameter core samples collected last fall, as part of this year's US$3.6 million project budget. Samples were collected from two areas, the Hindenburg and Shepard. The gold recovery from the Hindenburg sample was approximately 95% and from the Shepard 84% to 90%. The Newmont report concludes: "Overall, the test work results have demonstrated that both the Hindenburg and Shepard material leach very readily. High gold recoveries can be anticipated from non-sulfide coarse material." Despite these positive metallurgical results, Newmont's development efforts on the True North deposit have been put on indefinite hold and, as a result, the planned pre-feasibility study will not proceed further at this time.

As announced October 8, 1998 La Teko and Kinross Gold Corporation have agreed to enter into a business combination whereby shareholders of La Teko are to receive one Kinross share for each 2.65 La Teko shares held. Both the La Teko and Kinross Boards of Directors have approved the transaction. The documentation and procedures necessary to receive regulatory and La Teko shareholder approval are underway, as well as the preparation of the definitive agreement.

METALLURGICAL RESULTS

The 50 tons of surface bulk sample material, collected from two locations in the Hindenburg and the Shepard zones within the True North deposit, were analyzed at McClelland Laboratories in Reno, Nevada. Tests included 8-inch columns on minus 1.5-inch material and 2-foot columns on minus 4-inch material. The Hindenburg sample, with a grade of .09 oz/ton gold, yielded approximately 95% recovery, with cyanide consumption ranging from .28 to .48 lb. NaCN/ton. The Shepard sample, with a grade of .12 oz./ton gold, yielded gold extractions in the range of 84% to 90%, with cyanide consumption of .51 to .67 lb. NaCN/ton. There appeared to be no gold recovery variation with particle size for either sample.

Testing work on large diameter core samples was carried out by Newmont at its own metallurgical facility. Testing was done with minus 1.5-inch and minus .75-inch material. The oxidized Hindenburg minus 1.5-inch samples yielded extractions between 91% and 93%. The Shepard core sample recoveries ranged from 86% to 94%. Both results correlate well with the McClelland samples. One Hindenburg sample with minor sulfide content yielded an 82% gold recovery while other deeper, more sulfide rich samples from both Hindenburg and Shepard gave recoveries ranging from 61% to 68%.
EXPLORATION

Exploration activities during the summer have consisted mainly of auger soil sampling over the 7,400 acres newly acquired by the True North Joint Venture earlier in 1998. These are contiguous lands both to the northeast and southwest of the True North deposit. Results of this work have now been received. Of particular interest is a 400-foot by 1,000-foot gold-arsenic-antimony anomaly southwest of the True North trend. The source of the anomaly appears to be within favorable Chatanika Terrane rocks that host the True North deposit.


                                   SIGNATURES


Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   LA TEKO RESOURCES LTD.



Dated: November 4, 1998            By: /s/ Gerald G. Carlson
                                      President & CEO